Exhibit 10.1 Mineral Titles Online
Tenure Detail

Tenure Number 503912
Termination Type
Title Type	MCX
Tenure Sub Type	C
Tenure Type	M
Mining Division
Good To Date	2006/JAN/16
Issue Date	2005/JAN/16
Termination Comments
Termination Date
Tag Number
Claim Name	AGA
Old Tenure Code
Area In Hectares	419.857

Map Numbers:	082E

Owner(s):	146225	JACQUELINE ANN MCLEOD	100.0%

Agents:	146225	JACQUELINE ANN MCLEOD